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EXHIBIT 23.1


CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENTS ON FORM S-8 PERTAINING TO THE 1993 STOCK OPTION PLAN, THE NON-STATUTORY STOCK OPTION, THE 1996 EQUITY INCENTIVE PLAN, THE 1996 NON-EMPLOYEE DIRECTOR' STOCK OPTION PLAN, AND THE 2000 EQUITY INCENTIVE PLAN OF AVIGEN, INC. OF OUR REPORT DATED JULY 28, 2000, WITH RESPECT TO THE FINANCIAL STATEMENTS OF AVIGEN, INC. INCLUDED IN ITS ANNUAL REPORT ON (FORM 10-K) FOR THE YEAR ENDED JUNE 30, 2000, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.




Palo Alto, California
September 26, 2000